UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

MultiCell Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is a letter that was mailed on February 9, 2015 to certain shareholders who Multicell Technologies, Inc. believed had not received their proxy materials for the annual shareholder meeting.

Multicell Technologies, Inc.

68 Cumberland Street, Suite 301

Woonsocket, RI 02895

Tel.: (401) 762-0045

Fax: (401) 762-0098

February 5, 2015

Dear Fellow Shareholder,

MultiCell held its annual shareholders’ meeting as originally scheduled on January 22, 2015. For unexplained reasons, many shareholders did not receive the proxy materials and were unable to vote their shares. The meeting was adjourned to February 4, 2015 without conducting any business. The meeting was adjourned to provide additional time for affected stockholders to obtain the proxy materials and to provide them with time to consider the proposals to be voted upon. The meeting was reconvened on February 4, 2015. However, many shareholders had still not received their proxy materials as of the time of the reconvened meeting, and the meeting was adjourned again to 1:30PM PST on March 11, 2015.

We are making every effort to determine why shareholders did not receive their proxy materials, and are reaching out to you to confirm that you received your proxy materials. Our records indicate that you owned shares of MultiCell common stock as of the record date of the annual shareholders’ meeting, November 24, 2014. Our records also indicate that you have not yet returned a proxy representing your shares in order for your shares to be represented and voted at the meeting. Please contact me (941-637-9883 or jnewmin@multicelltech.com) if you have not received your proxy materials.

It is critical that your shares be voted at the annual meeting. To ensure your shares are represented at the meeting and voted, please follow the instructions provided on the Notice of Internet Availability of Proxy Materials that you should have received. As indicated in such instructions, you may vote by returning a signed and completed proxy card or by visiting www.proxyvote.com. If you are set up on Broadridge’s email system to receive email, you will receive an email with the control number and links to the proxy material to cast your vote.

Our board of directors recommends that you vote in favor of each nominee named in the proxy statement for the annual meeting and in favor of each of the other proposals described therein.

Your prompt attention to this matter is greatly appreciated. If you have any questions, please call me at (941) 637-9883 or email at jnewmin@multicelltech.com.

Thank you,

W. Gerald Newmin

Chairman & Chief Executive Office